UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 8, 2005

Date of Report (Date of earliest event reported)

Corio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31003	77-0492528

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

959 Skyway Road, Suite 100, San Carlos, CA 94070

(Address of principal executive offices)             (Zip Code)

(650) 232-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On February 8, 2005, the Compensation Committee of the Board of Directors of Corio, Inc. (the “Company”) authorized the grant of stock options to executive officers pursuant to the Company’s variable stock bonus plan for management objectives related to the second half of fiscal 2004, and the payment to executive officers of the Company (other than George Kadifa, the Company’s Chairman of the Board and Chief Executive Officer) of cash bonuses under the Company’s executive cash bonus plan for management objectives related to the fourth quarter of fiscal 2004. This authorization represents the second semi-annual variable stock bonus plan grant, which program was first implemented for the first half of 2004, and the second executive cash bonus plan payment, which program was first implemented for the third quarter of 2004. Under the bonus plans, management objectives were established for the Company’s executive officers consisting of personal goals that differed by officer. These objectives were designed to further the Company’s business strategies in areas such as market expansion, expense management, regulatory compliance and customer delivery and service.

     The following table sets forth the cash bonuses and stock option grants that were authorized to executive officers under the bonus plans in recognition of the percentage of achievement of management objectives:

Name and Position	Cash Bonus Third Quarter of FY 2004	Cash Bonus Fourth Quarter of FY 2004	Stock Options First Half of FY 2004	Stock Options Second Half of FY 2004
George Kadifa Chairman and Chief Executive Officer	$30,000	N/A	100,000 shares	N/A
Salem Jamil Executive Vice President, Chief Operating Officer	N/A	N/A	35,000 shares	50,000 shares
Parmeet Chaddha Senior Vice President, Corio Technologies	$20,000	$25,000	50,000 shares	50,000 shares
Brett White Executive Vice President, Chief Financial Officer	$20,000	$20,500	50,000 shares	50,000 shares
Arthur Chiang Senior Vice President, Corporate Development	$20,000	$16,402	50,000 shares	50,000 shares
John Ottman Executive Vice President, Worldwide Markets	$20,000	$16,267	60,000 shares	20,000 shares

     The stock option grants discussed herein were made under the 1998 Stock Option Plan of the Company. The exercise price of these option grants was equal to the fair market value per share of the Company’s common stock on the date of grant, determined to be equal to the last closing price of the Company’s common stock prior to the grant, as reported by Nasdaq, i.e., $1.36 for the grants authorized on September 27, 2004 and $2.79 for the grants authorized on February 8, 2005. Assuming the continued employment of these individuals with IBM pursuant to the previously announced Agreement and Plan of Merger dated as of January 24, 2005, among International Business Machines Corporation, Nike Acquisition Corp. and the Company, each of the option grants becomes exercisable as to 25% of the option shares at the end of the first year of the optionee’s continuing employment from the date of grant, and as to 1/36th of the remaining unvested shares each month thereafter.

     Also on February 8, 2005, the Board of Directors of the Company authorized the grant of stock options pursuant to the Company’s variable stock bonus plan to a total of 265 additional employees of the Company (excluding the executive officers identified above) for the purchase of up to an aggregate of 887,463 shares of the Company’s common stock. The exercise price of these options is $2.79 per share, and such options become exercisable in accordance with the same schedule as described above.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Corio, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2005

CORIO, INC.
By:	/s/ George Kadifa
George Kadifa, Chairman and
Chief Executive Officer